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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-77132 and 33-45355 of IGEN International, Inc. on Form S-8 dated March 31,1994 and Form S-3 dated April 15, 1998 of our report dated May 29, 1998, appearing in this Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 1998.



DELOITTE & TOUCHE, LLP

Washington, DC
June 26, 1998